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TO:  Premis Corporation
     15301 Highway 55 West
     Plymouth, MN 55447



                           UNDERTAKING OF TED ANDERSON


     1. NONDISCLOSURE COVENANT. Ted Anderson ("Anderson") hereby covenants and agrees that he will not, at any time during a period of two (2) years from the date of this Undertaking, reveal, divulge or make known to any person or entity (other than REF or its Affiliates as defined below), any information that relates to the business of REF or its Affiliates, including but not limited to, customer lists or other customer information, trade secrets, formulas, marketing plans or proposals, financial information, or any observations, data, written material, records or documents used by or relating to the business of REF or its Affiliates which are at the time of any such disclosure, of a confidential nature (collectively, the "Confidential Information"), absent written consent from REF. "Confidential Information" includes any such information whether or not such information was developed, devised or otherwise created in whole or in part by the efforts of Anderson, unless such information is a matter of public knowledge (except as a result of unauthorized disclosure to the general public by Anderson) or is required by law to be disclosed by REF or Anderson. Upon termination of his employment with REF, Anderson agrees to leave with REF all records of Confidential Information in his possession, whether prepared by Anderson or others and whether originals or copies.

     The term "Affiliates" as used in this Undertaking means: (i) any subsidiary of REF or Premis Corporation; and (ii) any division of REF, any subsidiary of REF, or any division of Premis Corporation or any subsidiary of Premis Corporation.

     2. NONCOMPETE COVENANT. In partial consideration of the consideration provided in the Stock Purchase Agreement, for a period expiring two years from the effective date of this Undertaking, Anderson shall not, directly or indirectly, whether as principal, shareholder, agent, partner or otherwise, alone or in association with any other person or entity (other than REF or its Affiliates), own, manage, control, operate, be employed by or an agent for, participate in, or be connected in any manner with the ownership, management, operation or control of any business which develops, manufactures, or sells products or processes which are the same as or similar to, or which compete with, those developed, manufactured, or sold by REF or its Affiliates.

     3. NONINTERFERENCE COVENANT. Anderson covenants and agrees that for a period of two (2) years from the effective date of this Agreement, whether for his own account or for the account of any other person or entity (other than REF or its Affiliates), (i) induce or attempt to induce any person who was during that period an employee of REF or its Affiliates to terminate such person's employment relationship with REF or its Affiliates, or (ii) employ or offer to employ any individual employed by the REF or its Affiliates during that period, or (iii) request, advise or entice any such individual to leave the employment of REF or its Affiliates, without the


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prior written consent of REF.  Anderson further covenants and agrees that for the same period he will not solicit any customer which is or was a customer of REF or its Affiliates, for the purposes of providing or delivering products or services which compete with the business, products or services sold by REF or its Affiliates to any such customer.

     4. REMEDIES. In the event of any breach of any of the provisions of 1 through 3 above by Anderson, REF shall be entitled to all rights and remedies available at law or in equity, including without limitation, the right to obtain damages for such breach or nonadherence, the right to enjoin Anderson or any person or entity in breach or nonadherence, and to remedy the activities which constitute such breach or nonadherence.

     5. ASSIGNMENT. The obligations and rights of REF under this Undertaking shall be binding and inure to its benefit and the benefit of its Affiliates, successors and assigns without the consent of Anderson.

     6. MODIFICATION. This Undertaking contains the entire agreement between the parties with respect to the transactions contemplated herein and shall not be modified except by an instrument in writing signed by both Anderson and REF.

     7. CONSIDERATION. This Undertaking is provided as part of the transaction contemplated by a Stock Purchase Agreement of even date between Premis Corporation as Buyer and Anderson and others as Sellers. The necessity of protection as provided herein and the nature and scope of such protection has been carefully considered and negotiated by the parties to this Agreement. Anderson agrees and acknowledges that the covenants contained in this Undertaking are fair, reasonable and necessary, and that adequate consideration has been received by Anderson for such covenants.


Dated:  _____________, 1996
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                                        Ted Anderson


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